Exhibit 24.1
LIMITED POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Boris Elisman, Neal V. Fenwick, and Kathleen D. Schnaedter and each of them, as his or her true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and re-substitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the registrant to comply with the U.S. Securities and Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the registrant and the name of the undersigned, individually and in his or her capacity as a director or officer of the registrant, to the Annual Report as filed with the United States Securities and Exchange Commission, to any and all amendments thereto, and to any and all instruments or documents filed as part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall so or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Boris Elisman	President and Chief Executive Officer (principal executive officer)	February 19, 2016
Boris Elisman

/s/ Neal V. Fenwick	Executive Vice President and Chief Financial Officer (principal financial officer)	February 22, 2016
Neal V. Fenwick

/s/Kathleen D. Schnaedter	Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)	February 22, 2016
/s/ Kathleen D. Schnaedter

/s/ Robert J. Keller	Chairman of the Board	February 19, 2016
Robert J. Keller

/s/ George V. Bayly	Director	February 19, 2016
George V. Bayly

/s/ James A. Buzzard	Director	February 20, 2016
James A. Buzzard

/s/ Kathleen S. Dvorak	Director	February 19, 2016
Kathleen S. Dvorak

/s/ Robert H. Jenkins	Director	February 19, 2016
Robert H. Jenkins

/s/ Pradeep Jotwani	Director	February 21, 2016
Pradeep Jotwani

/s/ Thomas Kroeger	Director	February 19, 2016
Thomas Kroeger

/s/ Michael Norkus	Director	February 19, 2016
Michael Norkus

/s/ E. Mark Rajkowski	Director	February 19, 2016
E. Mark Rajkowski